===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           HALTER MARINE GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                 [Halter Marine Group, Inc. Logo Appears Here]
                               13085 Seaway Road
                          Gulfport, Mississippi 39503

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on August 10, 1999

  Notice is hereby given that the 1999 Annual Meeting of Stockholders of Halter Marine Group, Inc. (the "Company"), a Delaware corporation, will be held at the Great Southern Club, One Hancock Plaza, Suite 1112, Gulfport, Mississippi 39501, on Tuesday, August 10, 1999, at 9:00 a.m., Central Daylight Time, for the following purposes:

    1) to elect two (2) directors to hold office until the Annual Meeting of Stockholders in the year 2002 and until their successors are elected and qualified; and

    2) to transact such other business as may properly come before the meeting or any adjournment thereof.

  Only stockholders of record at the close of business on June 21, 1999 will be entitled to notice of, and to vote at, the 1999 Annual Meeting, or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date. A list of the stockholders will be open for examination by any stockholder for any purpose germane to the 1999 Annual Meeting, for a period of ten (10) days prior to the meeting at the Company's offices, 13085 Seaway Road, Gulfport, Mississippi 39503.

  Please forward your proxy in order that you will be represented at the 1999 Annual Meeting, whether or not you expect to attend in person. Stockholders who attend the 1999 Annual Meeting may revoke their proxies and vote in person, if they so desire.

                                           By Order of the Board of Directors

                                                MAUREEN O'CONNOR SULLIVAN
                                             Senior Vice President, General
                                                         Counsel
                                                      and Secretary

Gulfport, Mississippi
July 7, 1999

                           Halter Marine Group, Inc.
                               13085 Seaway Road
                          Gulfport, Mississippi 39503

  The 1999 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about July 7, 1999.

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on August 10, 1999

  This Proxy Statement is furnished to the stockholders of Halter Marine Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders of the Company to be held at the Great Southern Club, One Hancock Plaza, Suite 1112, Gulfport, Mississippi 39501, on Tuesday, August 10, 1999, at 9:00 a.m., Central Daylight Time (the "1999 Annual Meeting" or the "Meeting"), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

About the 1999 Annual Meeting

 Voting Procedures

  Stockholders of record at the close of business on June 21, 1999 (the "Record Date") will be entitled to vote at the Meeting. On the Record Date, there were outstanding 28,856,661 shares of the Company's Common Stock (the "Company Shares") represented by approximately 24,400 holders of record. The holders of a majority of the Company Shares issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum. The persons whom the Company appoints to act as inspectors of election will treat all Company Shares represented by a returned, properly executed proxy as present for purposes of determining the existence of a quorum at the Meeting. The Company Shares present at the meeting, in person or by proxy, that are abstained from voting or that are the subject of broker non-votes will be counted as present for determining the existence of a quorum. A broker non-vote occurs when a nominee holding Company Shares for a beneficial owner does not vote on a matter because the nominee does not have discretionary voting power with respect to the matter and has not received voting instructions from the beneficial owner.

  Each of the Company Shares will entitle the holder to one vote. In connection with the election of directors, a plurality of votes cast at the meeting is required for election and cumulative voting is not permitted. All other matters to be submitted to the stockholders require an affirmative vote of the majority of votes cast. Votes cast at the meeting will be counted by the inspectors of election.

  The Board of Directors is soliciting your proxy on the enclosed form to provide you with an opportunity to vote on all matters to come before the meeting, whether or not you attend in person. If you properly execute and return a proxy in the enclosed form, your shares will be voted as you specify. If you do not specify how you want your shares to be voted, your shares will be voted in accordance with the recommendations of the Board, as set forth below. If you submit a proxy, you may subsequently revoke it by submitting a revised proxy or a written revocation at any time before your original proxy is voted. You may also attend the meeting in person and vote in person by ballot, which would cancel any proxy you previously gave. Unless you revoke your proxy, it will be voted at the 1999 Annual Meeting, and at any adjournment thereof, in the manner specified therein, or if not specified, in the following manner:

    (1) FOR election of the two (2) nominees, Mr. Angus R. Cooper, II and Mr. Burt H. Keenan, as members of the Board of Directors of the Company to hold office until the Annual Meeting of Stockholders in the year 2002, and until their successors are elected and qualified; and

    (2) At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the 1999 Annual Meeting, and any adjournment thereof.

 Proxy Solicitation

  The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. In addition to solicitations by mail, arrangements have been made for brokers or nominees to send proxy materials to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The expense of the solicitation of proxies for the 1999 Annual Meeting, including the cost of mailing, will be borne by the Company. Certain regular employees of the Company, at no additional compensation, may also solicit proxies personally, by telephone, facsimile or mail. Stockholders are urged to send in their proxies without delay to avoid additional expense to the Company.

Ownership of Company Stock by Certain Beneficial Owners and Management

 Beneficial Ownership of Directors and of Certain Executive Officers

  The following table shows the number of shares of Common Stock beneficially owned by each director; by the Company's Chief Executive Officer; by each executive officer of the Company named in the "Summary Compensation Table" set forth below under "Executive Compensation and Other Matters"; by all directors and executive officers (11 persons) as a group; and by such persons known to the Company to own beneficially more than five (5%) of the outstanding Common Stock of the Company. The information set forth below, except where indicated, is as of the Record Date and, is based upon information supplied by the named individuals:

                                                   Number of Shares    Percent
                      Name                       Beneficially Owned(1) of Class
                      ----                       --------------------- --------
Angus R. Cooper, II.............................          83,500(4)        *
Don O. Covington................................          70,000(4)        *
John Dane III...................................         566,742(2)(4)   2.0%
Barry J. Galt...................................           3,586(4)        *
Richard J. Juelich..............................         164,809(4)        *
Burt H. Keenan..................................           6,000(3)(4)     *
Kenneth W. Lewis................................          37,273(4)        *
Daniel J. Mortimer..............................         124,607(4)(6)     *
Rick S. Rees....................................         222,000(4)        *
Directors and Executive Officers as a Group.....       1,326,213(2)(4)   5.5%
David L. Babson & Co., Inc......................       1,978,864(5)      6.9%
Pioneering Management Corporation...............       2,513,084(5)      8.7%

--------
 * Less than one percent (1%)
(1) Unless otherwise noted, all shares are owned directly and the owner has the right to vote the shares.
(2) Includes shares held beneficially under the Company's 401(k) plan as of May 3, 1999 by Mr. Dane (1,568 shares) and Directors and Executive Officers as a Group (2,216 shares).
(3) Does not include 600 shares owned by Mr. Keenan's wife, as to which he disclaims any beneficial interest.
(4) Includes shares which the individual has the right to acquire within sixty
    (60) days of June 21, 1999, pursuant to exercise of options granted under the Stock Option Plan for Mr. Cooper (4,500 shares); Mr. Covington (40,000 shares); Mr. Dane (374,000 shares); Mr. Galt (3,000 shares); Mr. Juelich (22,000 shares); Mr. Keenan (4,500 shares); Mr. Lewis (4,500 shares); Mr. Rees (164,000 shares); Directors and Executive Officers as a Group (660,100 shares).

(5) Based on information included in Schedules 13G filed by David L. Babson & Co., Inc. and Pioneering Management Corporation with the Commission on June 9, 1999 and January 11, 1999, respectively. The shares of Common Stock to which such Schedule 13G of David L. Babson & Co., Inc. relate are beneficially held by it on behalf of numerous investment clients for whom it serves as investment adviser. The shares of Common Stock to which such
    Schedule 13G of Pioneering Management Corporation relate are held directly by one or more mutual funds in the Pioneer family of funds.
(6) Mr. Mortimer resigned as Executive Vice President and Chief Operating Officer in May 1999 and as a director in June 1999.

          MATTERS TO BE PRESENTED TO THE STOCKHOLDERS AT THE MEETING

                         ITEM 1--ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors is divided into three classes. Each year the stockholders are asked to elect the members of a class for a term of three (3) years.

  At the 1999 Annual Meeting, two (2) directors are to be elected who will hold office until the Annual Meeting of Stockholders in the year 2002 and until their respective successors are duly elected and qualified. The persons named as proxies in the enclosed form of proxy intend to vote for the election of each of the two (2) nominees listed below, unless otherwise directed. The Board has nominated Mr. Angus R. Cooper, II and Mr. Burt H. Keenan, the directors whose terms are expiring this year, for election as members of the Board to serve for three year terms until the Annual Meeting of Stockholders in 2002. The nominees have consented to be named herein and to serve, if elected.

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE TWO
                    (2) NOMINEES: MR. COOPER and MR. KEENAN

Information About Nominees and Continuing Directors

 Nominees for Election at the 1999 Meeting

  Angus R. Cooper, II, age 57. Director since April 1, 1997, Mr. Cooper is Chairman of the Board and Chief Executive Officer of Cooper/T. Smith Corporation, a shipping service company headquartered in Mobile, Alabama which operates in 30 ports on the East, Gulf and West Coasts of the United States, plus operations in Brazil, Colombia, Mexico and Venezuela. He currently serves on the Board of Directors of the Whitney National Bank, Coast Guard Foundation, World Business Council and the Executive Hall of Fame.

  Burt H. Keenan, age 60. Director since April 1, 1997. Mr. Keenan is Chairman of the Board and Chief Executive Officer of Independent Energy Holdings, a London listed United Kingdom corporation, that develops and markets electricity in the United Kingdom's deregulated electricity industry. He is a director of Telescan, a NASDAQ listed company which conducts an interactive online information business. From 1969 to 1986, Mr. Keenan was the Chairman and Chief Executive Officer of Offshore Logistics, Inc., a NASDAQ listed marine and aviation oil and gas service company. Since 1987, he has been associated with Chaffe and Associates, Inc., an investment banking firm in New Orleans, Louisiana. Under the Carter and Reagan Administrations, Mr. Keenan was a member of the National Advisory Council on Oceans and Atmosphere, a United States Presidential Commission.

 Continuing Directors

 Terms Expiring in 2000

  There is one vacancy in the class of 2000.

  John Dane III, age 48. Director, Chairman of the Board and President and Chief Executive Officer of the Company. Mr. Dane has over 23 years of marine management experience. He founded Moss Point Marine, Inc. in 1980, which was acquired in 1987 by Trinity Industries, Inc., at which time he became president of Trinity

Marine Group, the predecessor of the Company. During his tenure, Trinity Marine Group grew to 22 shipyards with revenues exceeding $400 million. Mr. Dane holds a B.S. and a Ph.D in civil engineering from Tulane University. He is a member of the Board of Advisors, Tulane School of Engineering, the Navy League, the U.S. Coast Guard Foundation, the Society of Naval Architects and the Federal Reserve Bank of Atlanta. He is a registered engineer and a member of the American Bureau of Shipping.

 Terms Expiring in 2001

  Barry J. Galt, age 65. Director since November 8, 1997. Mr. Galt is a director, and prior to his retirement on March 30, 1999, served since 1983 as Chairman and Chief Executive Officer of Ocean Energy, Inc., formerly named Seagull Energy Corporation, a diversified energy company engaged in oil and gas exploration and development. He is also a director of Trinity Industries, Inc., a director of StanCorp Financial Corp., Inc., an insurance company, and a Houston area advisory director of Chase Bank of Texas, National Association, a national bank.

  Kenneth W. Lewis, age 60. Director since 1996. Mr. Lewis was Senior Vice President and Chief Financial Officer of Trinity Industries, Inc. at the time of his retirement in January 1996 after 32 years of service. He was a director of McConway & Torley Corporation, a privately held manufacturer of products for the railcar industry until its acquisition in 1999, and is a director of Lambert Fenchurch US Holdings, Inc., which is owned principally by Lambert Fenchurch Group Holdings PLC, an international broker conducting all classes of insurance and reinsurance brokering and risk management headquartered in London, England and having offices worldwide.

  Rick S. Rees, age 46. Director since 1996. Mr. Rees joined the Company in April 1997 and is an Executive Vice President and the Chief Financial Officer. Mr. Rees has been involved in the marine industry since obtaining his MBA from
A. B. Freeman School of Business, Tulane University in 1975. Prior to joining the Company, Mr. Rees was President of Maritime Holdings, Inc., the parent company of Texas Drydock, Inc., a company with operations in the offshore rig construction, conversion and repair business which was acquired by the Company in fiscal 1998. From 1989 to 1996, he was President of Maritime Capital Corporation, a marine finance company. From 1975 to 1983, he was with Halter Marine, Inc., an antecedent of Halter Marine Group, Inc., and served in several capacities, including Chief Financial Officer and as a director of the Company. Mr. Rees serves on the Advisory Board of the A.B. Freeman School of Business of Tulane University, and has served as President of the Tulane Association of Business Alumni. He is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants, and the Financial Executives Institute.

Corporate Governance

 The Board of Directors

  The directors hold regular quarterly meetings, attend special meetings, as required, and spend such time on the affairs of the Company as their duties require. During the Company's fiscal year ended March 31, 1999, the Board of Directors held a total of seven (7) meetings, quarterly and special. All directors of the Company attended at least seventy-five percent (75%) of the meetings of the Board of Directors, and the committees on which they served, during fiscal 1999.

 Committees of the Board

  The Board of Directors has established an Audit Committee, the current members of which are Messrs. Barry J. Galt, Chairman, Kenneth W. Lewis, Burt
H. Keenan and Angus R. Cooper II. The responsibilities and authorities of the Audit Committee include: (1) to recommend to the Board of Directors the firm or persons to be employed by the Company as its independent auditors (subject to contractual obligations of the Company, if any, relating to the retention of independent auditors), (2) to consult with the independent auditors as to their plan of audit and to review non-audit services to be performed for the Company, (3) to review and evaluate with the independent auditors the results of their audit, their audit report and any related management letter and the annual financial statements of the Company, (4) to review and evaluate with senior financial management of the Company and the independent auditors the appropriateness of, and compliance with, the Company's accounting policies, internal control systems, business practices and ethics policies, and financial record keeping and reporting procedures, and (5) to take such other actions as may be appropriate or as directed by the Board of Directors to assure that the financial information to be provided by the Company to its stockholders and others is reliable and the policies, systems of control and procedures established by management effectively safeguard the assets and other interests of the Company. During fiscal 1999, the Audit Committee held five (5) meetings.

  The Board of Directors has also established a Compensation Committee, the current members of which are Messrs. Kenneth W. Lewis, Chairman, Angus R. Cooper, II, Burt H. Keenan and Barry J. Galt. The responsibilities and authorities of the Compensation Committee include: (1) to determine the salaries, incentive compensation and other remuneration of the executive officers of the Company, (2) to review the compensation policies and general guidelines being used to compensate employees of the Company who are officers,
(3) to make grants and awards under the Company's 1996 Stock Option and Incentive Plan , as amended and supplemented (the "Stock Option Plan"), (4) to grant contingent performance bonuses to officers and other key employees of the Company under the Stock Option Plan and the Company's Annual Incentive Compensation Plan in such amounts and subject to such terms and conditions, including conditions to vesting, as the Compensation Committee may deem appropriate, and (5) to take such other action as may be appropriate or as directed by the Board of Directors to assure that the compensation policies of the Company are reasonable and fair. During fiscal 1999, the Compensation Committee held four (4) meetings.

  During the first fiscal quarter of 2000, the Board of Directors formed a Strategic Options Committee, the current members of which are Messrs. John Dane III, Burt H. Keenan, Kenneth W. Lewis, and Rick S. Rees. The responsibilities and authorities of the Strategic Options Committee include:
(1) to consider any strategic options available to the Company by way of sale, merger or otherwise, (2) to act in evaluation of any strategic options that may become available to the Company, and (3) to take such other actions as may be appropriate or as may be directed by the Board of Directors relative to strategic options of the Company.

  The entire Board of Directors acts as a nominating committee.

 Compensation of Directors

  Each director, who is not a compensated officer or employee of the Company, currently receives $1,250 for each meeting of the Board attended, plus reimbursement of reasonable out-of-pocket expenses incurred in connection therewith. Each director, who is not a compensated officer or employee of the Company, also receives a fee of $30,000 per annum, payable in equal monthly installments, for serving as a director. The Chairman of the Audit and Compensation Committees each receive an additional $2,000 per annum for serving in those capacities, and each member of those committees receive $1,250 for each meeting attended. In addition, each director, who is not a compensated officer or employee of the Company, may be granted under the Stock Option Plan, on an annual basis, options to purchase 7,500 shares of the Common Stock of the Company at the closing price per share as of the date of the Company's Annual Meeting of Stockholders for that year. Such options were granted in fiscal 1999.

Executive Compensation and Other Matters

 Cash Compensation

  The following table sets forth information, for the Company's fiscal year ended March 31, 1999, with regard to the compensation for their services to the Company and its subsidiaries in all capacities, for the Chief Executive Officer and each of the other four (4) most highly compensated executive officers of the Company at the close of fiscal 1999.

                          Summary Compensation Table

                                                                 Long Term
                                     Annual Compensation        Compensation
                              --------------------------------- ------------
                                                                Stock Option
   Name and Principal                            Other Annual      Awards       All Other
        Position         Year  Salary  Bonus(1) Compensation(2)   (Shares)   Compensation(3)
   ------------------    ----  ------  -------- --------------- ------------ ---------------
John Dane III........... 1999 $553,334 $282,150     $83,548        70,000       $ 33,108
 Chairman, President and 1998  550,000  580,000     113,000       750,000         28,625
 Chief Executive Officer 1997  491,667  857,880     134,947       150,000         18,312

Daniel J. Mortimer(4)... 1999 $503,334 $     --     $    --        55,000       $232,976
 Former Executive Vice   1998  176,532  105,000      28,153       207,500        371,250
  President and Chief    1997       --       --          --            --             --
  Operating Officer

Rick S. Rees............ 1999 $353,334 $134,925     $48,826        55,000       $ 23,876
 Executive Vice          1998  344,340  280,000      62,434       375,000         22,219
 President and           1997       --       --          --            --             --
 Chief Financial Officer

Richard J. Juelich(5)... 1999 $252,915 $125,000     $    --        20,000       $ 57,903
 Group President,        1998  104,845       --          --       110,000         20,287
 Engineered              1997       --       --          --            --             --
 Products Group

Don O. Covington........ 1999 $280,000 $     --     $    --        20,000       $     --
 Group President,        1998  278,663  125,000          --        90,000             --
 TDI--Halter, L.P.       1997       --       --          --            --             --

--------
(1) Fifty percent (50%) of the annual incentive bonus is paid within ninety
    (90) days of the close of the Company's fiscal year, except for Mr. Juelich for whom no deferral was made and for Messrs. Dane and Rees for whom one hundred percent (100%) of their respective bonuses for fiscal 1999 was deferred for one (1) year, provided that the executive's employment with the Company has not been terminated for any reason other than death, disability, retirement, or change of control prior to payment (in the case of cash deferrals), or prior to removal of restrictions (in the case of receipt of restricted Company shares). The amounts shown for bonuses during fiscal 1998 in the foregoing table, except for Mr. Covington and Mr. Juelich, include the fifty percent (50%) deferred to the subsequent year, which deferred bonus amounts total for Messrs. Dane, $290,000; Rees, $140,000; and Mortimer, $52,500, except that the following individuals elected to receive all of their deferred bonus for fiscal 1998 in restricted Company stock; Messrs. Dane, 16,000 shares, and Mortimer, 2,897 shares. The bonus amount for fiscal 1997 includes a one-time special bonus awarded by the Compensation Committee for the year to certain officers and employees, the amount of which was $442,000 for Mr. Dane.
(2) An amount equal to ten percent (10%) of salary and incentive bonus was set aside pursuant to a long term deferred compensation plan in fiscal 1997, 1998 and 1999 for Mr. Dane; in fiscal 1998 and 1999 for Mr. Rees and in fiscal 1998 for Mr. Mortimer.
(3) All Other Compensation consists principally of the Company's matching contribution under the 401(k) plan previously available to executives and under the non-qualified deferred compensation plan currently available to executives, and automobile allowances. All Other Compensation for Mr. Mortimer during fiscal 1999 also included payment of $250,000 under a non-compete agreement net of $27,500 in certain directors fees overpaid to Mr. Mortimer in fiscal 1998 for which Mr. Mortimer reimbursed the company, and, during fiscal 1998, consulting fees of $336,000 paid to him by the Company prior to his employment by the Company.
(4) Mr. Mortimer joined the Company as Executive Vice President and Chief Operating Officer in November 1997 and resigned in this capacity in May 1999. Mr. Mortimer joined the Company as a member of the Board of Directors in April 1997 and resigned in this capacity in June 1999.
(5) Mr. Juelich joined the Company in November 1997 and became Group President--Engineered Products Group in April 1998.

Incentive and Other Employee Benefit Plans

 1996 Stock Option and Incentive Plan

  The Company has adopted the Amended and Restated 1996 Stock Option and Incentive Plan as amended and supplemented (the "Stock Option Plan") in order to attract and retain key employees and directors of the Company, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company. These objectives are to be accomplished by making awards under the Stock Option Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company.

  The Compensation Committee of the Board of Directors determines the officers and key employees to whom options are granted, the type of options, the number of shares covered by such options and the option vesting schedule. In the case of incentive stock options, the Internal Revenue Code requires that the option exercise price must not be less than the fair market value of the stock at the time that the option is granted. Options become exercisable as set forth in the option agreements pursuant to which they are issued, but in no event are incentive stock options exercisable after the expiration of ten (10) years from the date of grant (or, in the case of an employee owning directly or indirectly more than ten (10%) percent of the total outstanding Common Stock, five (5) years from the date of grant). Regardless of any vesting schedule contained in an option agreement, the plan provides for the acceleration of vesting in certain events, including the optionee's death, disability or retirement, the dissolution or liquidation of the Company, certain reorganizations of the Company or the acquisition of fifty percent (50%) or more of the Company's outstanding Common Stock as a result of a tender or exchange offer other than by the Company. The following types of awards may be made pursuant to the Stock Option Plan: (i) stock option, including incentive stock options; (ii) stock appreciation right, in tandem with stock options or freestanding; (iii) restricted stock; (iv) performance awards; (v) dividend equivalent rights, in tandem with other awards or freestanding; and (vi) other awards based on, payable in, or otherwise related to Common Stock. The Stock Option Plan provides that the maximum number of shares of Common Stock shares with respect to which awards may be granted is 3,600,000 shares. As awards under such plan expire, terminate, or are surrendered unexercised, the shares underlying such awards are available for further awards. The terms of the plan currently provide that all rights to exercise an option terminate immediately upon an employee's discharge for cause; ten days after an employee's resignation; three months after an employee's disability; twelve months after an employee's death and three months after the employee's retirement. The Stock Option Plan provides that if the terms of a non-qualified option prohibit its exercise before the expiration of a specified period of time and if the optionee ceases to be an officer, director or employee for any reason other than discharge for cause, then the vested portion of the option will not terminate until three months after the expiration of the period during which the exercise of the option is prohibited.

  Recipients of options may pay the option exercise price in cash or by delivering to the Company shares of the Company's Common Stock already owned by the optionee having a fair market value equal to the option exercise price. When the optionee surrenders stock already owned by him in payment of the exercise price, the optionee will be granted, except in limited instances, a new option on shares equal in number to those surrendered at an option exercise price that is the fair market value of the Company's Common Stock on the date of the new grant and exercisable no earlier than six months after the date of such new grant. An optionee also may elect to satisfy the income tax withholding requirement upon the exercise of a non-incentive stock option either by payment of the amount of such withholding obligation in cash or through the retention by the Company of a number of shares of Common Stock out of the shares being purchased with a fair market value equal to the amount of the withholding obligation, but no new option is awarded for the shares retained to satisfy the employee's income tax withholding requirement.

  The provisions of the Stock Option Plan may be modified or amended at any time or from time to time by the Board of Directors; provided, however, no option at any time outstanding may be impaired or canceled adversely to the holder without the consent of the holder thereof, and no amendment can increase the maximum number of shares subject to the plan, to materially increase the benefits accruing to participants, or materially modify the requirements as to eligibility for participation in the plan, without stockholder approval.

  The following table contains information concerning the grant of stock options with respect to fiscal 1999 for each of the executives named in the Summary Compensation Table.

                       Option Grants In Last Fiscal Year

                                                                              Potential
                                                                         Realizable Value at
                                                                           Assumed Annual
                                                                           Rates of Stock
                                                                         Price Appreciation
                          Individual Grants(1)                             For Option Term
------------------------------------------------------------------------ -------------------
                                  Percent of           Market
                                    Total              Price
                                   Options    Exercise   on
                                  Granted to  or Base   Date              At 5%     At 10%
                         Options Employees in  Price     of   Expiration  Annual    Annual
          Name           Granted Fiscal Year   ($/Sh)  Grant     Date     Growth    Growth
          ----           ------- ------------ -------- ------ ---------- -------- ----------
John Dane III........... 70,000      20.2%     $16.50  $16.50  04/28/08  $726,373 $1,840,773
Rick S. Rees............ 55,000      15.9%     $16.50  $16.50  04/28/08  $570,722 $1,446,321
Daniel J. Mortimer(2)... 55,000      15.9%     $16.50  $16.50  04/28/08  $570,722 $1,446,321
Richard J. Juelich...... 20,000       5.8%     $16.50  $16.50  04/28/08  $207,535 $  525,935
Don O. Covington........ 20,000       5.8%     $16.50  $16.50  04/28/08  $207,535 $  525,935

--------
(1) The stock options shown in the table were granted pursuant to the Company's Stock Option Plan. The Company has not granted any stock appreciation rights. The Company's Stock Option Plan provides that, in the event of acquisition of fifty percent (50%) or more of the Company Shares as a result of any tender or exchange offer, all unexercised options may be exercised even though such option would not otherwise be exercisable under the option vesting schedule and all such options must be exercised during a thirty (30) day period to be fixed by the Board, after which such options will be expire and be of no further effect.
(2) Mr. Mortimer joined the Company as Executive Vice President and Chief Operating Officer in November 1997 and resigned in this capacity in May 1999.

  The table below sets forth information concerning each exercise of stock options by each of the named executive officers during the most recently completed fiscal year and the number of exercisable and unexercisable stock options held by them and the fiscal year-end value of the exercisable and unexercisable options.

  Aggregated Option Exercised In Last Fiscal Year And Fiscal Year-End Option
                                    Values

                                             Number of Unexercised     Value of Unexercised
                          Shares               Options at Fiscal      in-the-Money Options at
                         Acquired                  Year End               Fiscal Year End
                            On     Value   ------------------------- -------------------------
          Name           Exercise Realized Exercisable/Unexercisable Exercisable/Unexercisable
          ----           -------- -------- ------------------------- -------------------------
John Dane III...........    --       --             210,000                     $--
                                                    760,000                     $--

Rick S. Rees............    --       --              78,000                     $--
                                                    359,500                     $--

Daniel J. Mortimer(1)...    --       --              41,500                     $--
                                                    221,000                     $--

Richard J. Juelich......    --       --              18,000                     $--
                                                     92,000                     $--

Don O. Covington........    --       --              18,000                     $--
                                                     92,000                     $--

--------
(1) Mr. Mortimer joined the Company as Executive Vice President and Chief Operating Officer in November 1997 and resigned in this capacity in May 1999.

 Retirement Plans

  Defined Benefit Plan. The Company has a noncontributory, defined benefit retirement plan (the "defined benefit plan") which was, until March 31, 1998, available to all eligible employees who had completed a specified period of employment. The Company has frozen the defined benefit plan as of March 31, 1998. The defined benefit plan provides for the payment of monthly retirement benefits determined under a calculation based on credited years of service and a percentage of average monthly compensation over a five consecutive year period.

  Retirement benefits are paid to participants upon retirement, as defined in the plan. A participant is one hundred percent vested after five or more years of service but forfeits his benefits in case of a severance from service before five years except upon death or actual retirement. The plan also provides for the payment of certain benefits upon the death of a vested participant.

  No employees or officers will become participants in the defined benefit plan after March 31, 1998, and no additional benefits will accrue for participants after March 31, 1998. Of the individuals listed in the "Summary Compensation Table" in this proxy statement, only Mr. Dane has had sufficient years of service, which includes certain service with Trinity, for payment of benefits under the defined benefit plan.

  Supplemental Retirement Plan. The Company has established a supplemental retirement plan, which is a nonqualified, deferred compensation plan available to a select group of highly compensated employees providing benefits in an amount equal to the amount participants would have received under the defined benefit plan, but for the limitations of Section 401(a)(17) and Section 415 of the Internal Revenue Code. A participant is entitled to benefits upon his retirement.

  In light of the freezing of the Company's defined benefit plan, effective March 31, 1998, there were no further benefit accruals under this supplemental retirement plan after March 31, 1998. All benefits under this supplemental retirement plan will be paid out of the general assets of the Company. Only Mr. Dane has had sufficient years of service, which includes certain service with Trinity, for payment of benefits under the supplemental retirement plan.

  The approximate level of annual benefit payable to Mr. Dane under the defined benefit plan and the supplemental retirement plan, assuming retirement from the Company at age 65 and an average annual compensation in the five years preceding retirement of $1,100,000, is $90,750.

  Section 401(k) Plan. The Company maintains a Section 401(k) plan (the "401(k) plan") that permits employees to elect to contribute not less that two percent (2%) nor more than fifteen percent (15%) of their compensation to a trust to pay future retirement benefits, subject to the maximum limit on the amount of compensation permitted to be deferred for this purpose. The Company, in its discretion for each plan year, makes monthly contributions to the plan. The Company currently matches fifty percent (50%) of the lesser of (i) the amount of the employee's contribution or (ii) six percent (6%) of the employee's compensation. Participants are 100% vested in the salary reduction contributions made by them, and vest in the employer contributions over a four
(4) year period at the rate of twenty-five percent (25%) per year or upon normal retirement, death or disability. Effective April 1, 1998, highly compensated employees, including each individual listed in the "Summary Compensation Table," were no longer eligible to participate in the Company's 401(k) plan.

  Nonqualified Deferred Compensation Plan. The Company had established a Supplemental Profit Sharing Plan which, effective April 1, 1998, has been amended and renamed as the Company's Nonqualified Deferred Compensation Plan (the "nonqualified deferred compensation plan"). Under this nonqualified deferred compensation plan, certain highly compensated employees are permitted to defer compensation, and the Company credits to an account for each such employee an amount equal to the deferred portion of his compensation plus matching contribution. For deferrals made on or after April 1, 1998, the Company matches fifty (50%) percent of the amount of the employee's base salary deferrals, not in excess of six (6%) percent of base salary. The Company may also make additional contributions on behalf of one or more participants in its discretion for each plan year. The bookkeeping accounts that are maintained on behalf of participants under this plan are credited with earnings and losses based on deemed investments made at the direction of the participant in specified investment funds. The Company has also assumed an obligation to provide benefits under its nonqualified deferred compensation plan based on deferrals and matching contributions made by certain Company employees to a deferred compensation plan maintained by Trinity. Benefits are paid in a lump sum payment at termination of employment or may be paid in installments if the participant retires after age 55. Certain pre-termination distributions are also available. Contributions to the nonqualified deferred compensation plan are not deductible by the Company for federal income tax purposes until benefits are paid to participants. The Company has established a grantor trust under the plan, and the assets of the trust are considered part of the general assets of the Company.

 Executive Severance Agreements

  The Company has entered into agreements (the "Executive Severance Agreements") with certain of the executive officers named in the Summary Compensation Table and others which provide certain severance benefits in the event of a termination of employment following a Change of Control of the Company (as defined). Each Executive Severance Agreement provides that, following a change of control of the Company, and only if the executive's employment is terminated, other than as a result of the executive's death, disability or retirement, or for cause (as defined) or, if the executive terminates his employment for good reason (as defined), then the Company will pay to such executive a lump sum equal to 2.99 times the amount of the executive's base salary and bonus paid by the Company and its subsidiaries to the executive during the twelve (12) months prior to termination or, if higher, the twelve (12) months prior to the Change of Control. The Executive Severance Agreements also include certain fringe benefits to which each executive would have been entitled if the executive had remained in the employment of the Company and a supplemental benefit based on the Company's pension plan, which benefit is payable in a series of cash payments. The Executive Severance Agreements also provide that, if any payment to which the executive is entitled would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the Company will pay to the executive an additional amount so that the net amount retained by the executive is equal to the amount that otherwise would be payable to the executive if no such excise tax had been imposed.

  On June 1, 1999, the Company and Friede Goldman International, Inc., a Mississippi corporation ("Friede Goldman"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, the Company may merge with and into Friede Goldman (the "Merger") and upon consummation of any such Merger, Friede Goldman will be the surviving corporation.

  Consummation of the Merger is subject to various conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approval of the Merger by the stockholders of the Company and of Friede Goldman. The Merger, should it be consummated, would constitute a Change of Control, under the Executive Severance Agreements.

Report of the Compensation Committee on Executive Compensation

  The following report is submitted by the Compensation Committee for inclusion in this proxy pursuant to the rules of the Securities and Exchange Commission with respect to Executive Compensation:

  The Compensation Committee (the "Committee"), subject to direction from the Board of Directors, determines the general compensation policies of the Company, determines the compensation to be paid to certain officers and certain other persons in senior management positions and administers the Company's Stock Option Plan. The Committee is composed of four independent, non-employee directors.

 Philosophy of Compensation

  The objectives of the Company's compensation policies are (i) to attract and retain the best possible executive talent, (ii) to motivate executives to achieve the Company's goals, (iii) to link the executive and stockholder interests through performance rewards, and (iv) to provide a compensation that appropriately recognizes individual and corporate contributions. The Committee's compensation programs are designed to make a substantial component of each executive's potential compensation dependent upon improving the profitability of the Company. The Committee will do this by providing incentives to achieve short-term and long-term objectives and by rewarding exceptional performance and accomplishments. The Committee engages outside compensation consultants to assist the Committee in determining appropriate levels of compensation.

 Types of Compensation

  The Company provides two main types of compensation:

    (1) Annual compensation, consisting generally of a base salary and an incentive bonus payable only when profits for the year meet specified target levels; and

    (2) Long-term compensation, consisting primarily of stock options, deferred compensation and other long-term incentive awards. The value of these awards are directly related to an increase in the value of a share of the Company's Common Stock.

 Annual Compensation

  At least once each year, the Committee reviews the Company's executive compensation program. The Committee predetermines, for each executive, a base salary and an incentive bonus formula. The annual base salary of each executive is determined by a number of factors, including position in the Company, the executive's duties and responsibilities, the executive's past and expected future financial and other performance, the executive's leadership ability, initiative, development of a team spirit, adaptability in a rapidly changing competitive environment, strategic decisions, relative position in the salary structure of the Company and information relating to compensation paid to other executive officers in similar positions. The Committee accepts a recommendation from the Company's Chief Executive Officer but exercises its own judgment and makes its own determination. A competitive base salary is consistent with the Company's long-term business objectives of attracting and retaining highly qualified, competent executives.

  The incentive bonus is particularly aligned with the interests of the Company's stockholders. The incentive bonuses as paid to executives in fiscal 1999, including the Company's Chief Executive Officer, were based upon the achievement of predetermined goals. The formula was based upon a percentage of base salary in relation to the Company's financial performance for the year. The maximum incentive bonus is limited to a percentage of base salary.

 Long-Term Compensation

  The Company has adopted the Stock Option Plan, which permits the Committee to make the following types of awards: (1) stock options, including incentive stock options; (2) stock appreciation rights, in tandem with stock options or freestanding, (3) restricted stock; (4) performance awards; (5) dividend equivalent rights, in tandem with other awards or freestanding; and (6) other awards based on, payable in, or otherwise related to the Common Stock of the Company. Stock options were awarded but the Committee made no other type of award in fiscal 1999.

  The Committee considers stock options to be an important part of the Company's long-term incentive program. The employees who are awarded stock options gain only when the Company's stockholders gain--when the value of a share of Common Stock increases. The Committee believes that stock options come closer to aligning stockholder and executive interests than almost any other type of long-term incentive compensation that the Committee can award at this time. The number of shares for which options were granted in fiscal 1999 to the Chief Executive Officer and to next four most highly compensated executive officers are set forth in the table, "Option Grants in the Last fiscal Year" contained in this proxy.

 Compensation of Chief Executive Officer in Fiscal 1999

  Mr. Dane's base salary for fiscal 1999 was $553,334 and, under a predetermined formula as a percentage of salary based upon profits of the Company for the fiscal year, he earned a bonus of $282,150 which is to be paid upon the earlier of June 15, 2000, if still employed by the Company, or upon a change of control of the Company. The terms of the incentive formula for Mr. Dane limit his maximum incentive bonus in any particular year to two hundred percent (200%) of his base salary. Mr. Dane also earned $83,548 under a deferred compensation plan which provides that an amount equal to ten percent (10%) of his annual base salary and incentive compensation be contributed to his account in the Company's non-qualified deferred compensation plan. The amount in his deferred account will be paid to him in accordance with the terms of the plan.

 Policy on Deductibility of Compensation

  Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility for federal income taxes of compensation in excess of $1 million paid to a publicly held company's chief executive officer and any of the other four highest-paid executive officers, except for "performance-based" compensation. The Committee is aware of this limitation and intends to consider the effects of Section 162(m) on the Company when making compensation decisions.

Compensation Committee                    Kenneth W. Lewis, Chairman
                                          Angus R. Cooper II, Member
                                          Burt J. Keenan, Member
                                          Barry J. Galt, Member

Compensation Committee Interlocks and Insider Participation

  At the Company's initial public offering in September 1996, the Board appointed a Compensation Committee, composed of Messrs. Kenneth W. Lewis and Rick S. Rees, the only directors at that time who were not employees of the Company or of Trinity, and decisions of the Committee were subject to the approval of the Chairman and Chief Executive Officer of Trinity. In April 1997, after the Company's separation from Trinity and the resignation of those members of the Company's Board then employed by Trinity, the Board named Messrs. Lewis, Keenan and Cooper to its Compensation Committee, and in fiscal 1998, Mr. Galt was added to the Committee after his election to the Board. No member of the Compensation Committee is or was a current or former officer or employee of the Company and no Company executive officer serves as a director or member of the compensation committee of any entity in which a Company director or executive officer is a director or executive officer.

Performance Graph

  The following graph shows a comparison of cumulative return (assuming reinvestment of any dividends) for the Company, the S&P Small Cap 600 Index and a peer group composed of Avondale Industries, Inc., Friede Goldman Intl., Inc., Gulf Island Fabrication, Inc., McDermott Incorporated and Unifab International. Since there is no widely recognized standard industry group comprising the Company and peer companies, the peer groups are composed of companies which have one or more products that compete with products of the Company and are believed by the Company to be companies that analysts frequently use to compare with an investment in the Company. The information contained in this table was compiled by Research Data Group.


                                                                            % Peer Group
                                  Weighted Cumulative Total Return           Market Cap
                               ---------------------------------------      ------------
                               September 27,    March    March   March        March 31,
                                   1996          1997     1998    1999          1999
                               -------------    -----    -----   -----      ------------
Peer Group Weighted Average:       100            85      147     103            100%

Avondale Inds Inc                  100            95      159     163          13.29%
Friede Goldman Intl Inc                          100      244     135          22.55%
Gulf Is Fabrication Inc                          100      220     125           6.86%
J Ray McDermott                    100            83      145     103          54.48%
Unifab Intl Inc                                  100       48      22           2.82%

           COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These reports are also filed with the American Stock Exchange and a copy of each report is required to be furnished to the Company.

  Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company's knowledge, based solely on review of reports furnished to it and written representations that no other reports were required during and with respect to the fiscal year ended March 31, 1999, each individual who was required to file such reports during the fiscal year complied with the applicable filing requirements.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 With John Dane III, Chairman, President and Chief Executive Officer

  Mr. Dane acquired 25% of the stock of United States Marine, Inc. ("USMI") in June 1996 with a commitment to acquire up to an additional 50% over the next five years. USMI performs services for the Company as a subcontractor with respect to the production of high speed composite vessels for the U.S. Navy, and the Company paid USMI approximately $5.7 million during fiscal 1999 for subcontractor services. The Company believes that the terms on which the Company has been supplied subcontractor services by USMI were at least as favorable as those which could have been obtained by the Company in arm's-length transactions with unrelated parties. To the extent that the Company does business with USMI, such transactions have been and will continue to be subject to review procedures recommended by the Company's auditors and adopted by the Audit Committee of the Company's Board of Directors. During fiscal 1999, the Company also paid to entities owned fifty percent (50%) by Mr. Dane, a total of $16,400 in lease payments for real and personal property. This rental ceased in December 1998.

 With Rick S. Rees, Executive Vice President, Chief Financial Officer and
Director

  The Company, during fiscal 1999, purchased products in the aggregate of $602,977 from Southeastern Pump and Compressor, Inc., an industrial distribution company, in which Mr. Rees owned an 18.6% interest. Mr. Rees disposed of his interest in this entity in April 1999.

 With Daniel J. Mortimer, Former Executive Vice President, Chief Operating Officer and Former Director

  During fiscal 1999, the Company leased certain equipment and purchased certain materials from Gulf Coast Industries, Inc. ("GCI"), a company 50% percent owned by Mr. Mortimer, making payments totalling $166,800. During fiscal 1998, GCI acquired Cajan Wire, Inc., which, from time to time, is a vendor to the Company. During fiscal 1999, the Company purchased goods or services from Cajan Wire totaling $1.2 million. Mr. Mortimer also owns 50% of an entity which owns an aircraft; during fiscal 1999, the Company paid such entity $38,390 for use of the aircraft.

  In April 1998, Mr. Mortimer received a payment of $250,000 in respect of a non-compete covenant. Such non-compete covenant related to the preservation of goodwill of Gulf Coast Fabrication, Inc., which was acquired by a predecessor of the Company from Mr. Mortimer and another person in 1994.

  The Audit Committee of the Board of Directors of the Company is currently conducting an investigation into various matters relating to the Company's Gulf Coast Fabrication Shipyard and certain activities of Mr. Mortimer and affiliated persons and entities, including Mr. Mortimer's relationship to Gulf Coast Coatings, LLC, and Mississippi Coatings, LLC and those entity's business relationships with the Company. Gulf Coast Coatings, LLC and Mississippi Coatings, LLC invoiced the Company in the aggregate amount of approximately $6.9 million during the period July 1996 through December 1998. Mr. Mortimer resigned his position as an executive officer of the Company in May 1999 and resigned his position as a director in June 1999.

 With The Independent Auditors

  Ernst & Young LLP, independent auditors, or a predecessor of that firm, were the auditors of Trinity Industries, Inc. for many years and are the independent auditors of the accounts of the Company for its fiscal year ended March 31, 1999. It is anticipated that representatives of Ernst & Young LLP will be present at the 1999 Annual Meeting; will have the opportunity to make a statement, if they so desire; and will be available to respond to appropriate questions raised at the 1999 Annual Meeting or submitted to them in writing before the 1999 Annual Meeting.

  Ernst & Young LLP has informed the Company that it does not have any direct financial interest in the Company and that it has not had any direct connection with the Company in the capacity of promoter, underwriter, director, officer or employee.

  Under certain agreements entered into with Trinity Industries, Inc. in connection with the Company's initial public offering on September 26, 1996, for a period of three (3) years, the Company agreed to retain Ernst & Young LLP as its auditing firm. Such agreement expires on September 26, 1999; however, it is the intention of the Company to maintain the appointment of Ernst & Young LLP as its independent auditors for the balance of fiscal 2000.

                                 OTHER MATTERS

  Management of the Company is not aware of other matters to be presented for action at the 1999 Annual Meeting; however, if other matters are presented, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

  Stockholders' proposals to be presented at the 2000 Annual Meeting of Stockholders, for inclusion in the Company's proxy statement and form of proxy relating to that meeting, must be received by the Company at its offices in Gulfport, Mississippi, addressed to the Secretary of the Company, not later than February 26, 2000. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy materials for the 2000 Annual Meeting, all in accordance with applicable regulations and provisions governing the solicitation of proxies.

  PLEASE SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY TO AVOID UNNECESSARY EXPENSE. ALL STOCKHOLDERS ARE URGED, REGARDLESS OF THE NUMBER SHARES OWNED, TO PARTICIPATE IN THE 1999 ANNUAL MEETING BY RETURNING THEIR PROXY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                           By Order of the Board of Directors

                                                      JOHN DANE III
                                              Chairman, President and Chief
                                                    Executive Officer

Gulfport, Mississippi
July 7, 1999

-----------------------------------------------------------------------------------------------------------------------------------

     [    ]

(1) Election of two (2) Directors:             FOR all nominees  [X]     WITHHOLD AUTHORITY to vote  [X]     *EXCEPTIONS  [X]
                                               listed below              for all nominees listed
                                                                         below.

Nominees: Mr. Angus R. Cooper II and Mr. Burt H. Keenan.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

(2) In their discretion on such other matters as may properly come before the meeting.


                                                                                                Change of Address and  [X]
                                                                                                or Comments Mark Here

                                                                        Please sign exactly as your name appears on the proxy. If
                                                                        your stock is jointly owned, both parties must sign.
                                                                        Fiduciaries and representatives should so indicate when
                                                                        signing, and when more than one is named, a majority
                                                                        should sign. If signed by a corporation, the seal should be affixed.

                                                                        Dated: ____________________________________________________
                                                          |
                                                          |             ___________________________________________________________
                                                          |                                       Signature
                                                __________|
                                                                        ___________________________________________________________
                                                                                                  Signature

                                                                        Votes must be indicated
                                                                        (x) in Black or Blue Ink.   [ ]

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGES REQUIRED.

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                     HALTER MARINE GROUP, INC.

                                         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                                         ANNUAL MEETING OF STOCKHOLDERS -- August 10, 1999

        The undersigned hereby appoints Mr. Rick S. Rees and Mr. Kenneth W. Lewis and each of them, with full power of substitution, as the attorneys, agents and proxies of the undersigned to vote as directed on the reverse side hereof the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Halter Marine Group, Inc. to
be held at the Great Southern Club, One Hancock Plaza, Suite 1112, Gulfport, Mississippi 39501, on Tuesday, August 10, 1999 at
9:00 a.m. Central Daylight Time, and at any adjournment or adjournments thereof. Either of the above proxies present, in person or by substitution, at such meeting or at any adjournment thereof, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE. THIS PROXY WILL BE VOTED
FOR EACH OF THE NAMED NOMINEES FOR DIRECTOR.

(Continued and to be marked, dated and signed on reverse side)

                                                                HALTER MARINE GROUP, INC.
                                                                P.O. BOX 11417
                                                                NEW YORK, N.Y. 10203-0417

-----------------------------------------------------------------------------------------------------------------------------------